UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2005

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16215 Alton Parkway, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 450-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2005 Broadcom Corporation entered into an amendment (the "Amendment") to the letter agreement dated as of October 25, 2004 (the "Agreement") between the company and Scott A. McGregor, Broadcom’s President and Chief Executive Officer.

The Agreement originally provided that Mr. McGregor would be granted an additional option to purchase 500,000 shares of Broadcom’s Class A common stock on or about the first anniversary of the date upon which he commenced services as President and Chief Executive Officer of Broadcom (i.e., January 3, 2005 (the "Start Date")). The Amendment provides that, in lieu of the additional option to purchase 500,000 shares of Class A common stock, on the grant date Mr. McGregor will receive an option to purchase 166,667 shares of Broadcom’s Class A common stock and restricted stock units to acquire 83,333 shares of Broadcom’s Class A common stock. Mr. McGregor voluntarily proposed the modification contained in the Amendment to assist the Company’s ongoing effort to reduce the number of stock options being issued annually pursuant to its equity award programs and to bring his grants more into proportion with those being offered to other employees.

The new option will have an exercise price per share equal to the closing selling price per share of Broadcom’s Class A Common Stock as reported by the NASDAQ National Market on the grant date. The option will vest in 48 successive equal monthly installments upon Mr. McGregor’s completion of each additional month of service to Broadcom following the first anniversary of the Start Date, except as otherwise provided in Appendix II to the Agreement. The restricted stock units will vest in 16 successive quarterly installments over the 48-month period of service following the first anniversary of the Start Date, except as otherwise provided in Appendix II to the Agreement.

On December 15, 2005 the Compensation Committee of Broadcom’s Board of Directors approved the Amendment and also approved the equity grants described above, to be effective January 3, 2006 subject to Mr. McGregor’s continued employment as President and Chief Executive Officer on that date and to prior approval of the Amendment by the Board of Directors and execution of the Amendment by the company and Mr. McGregor. On December 15, 2005 the Amendment was also approved by the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

December 21, 2005	By:	/s/ William J. Ruehle

Name: William J. Ruehle
Title: Senior Vice President and Chief Financial Officer